UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2025, DaVita Inc. (the “Company”) entered into an Eighth Amendment (the “Eighth Amendment”) to that certain Credit Agreement dated as of August 12, 2019 (as previously amended, restated, supplemented, or otherwise modified prior to the date of the Eighth Amendment, the “Credit Agreement”), in each case, by and among the Company, its subsidiary guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swingline lender (“JPMorgan”).

The Eighth Amendment provides for (i) a new five-year secured term loan A facility in an aggregate principal amount of up to $2 billion (the “New A-2 Term Facility”) to refinance amounts outstanding under the Company’s prior approximately $1.950 billion secured term loan A facility maturing in April 2028 (the “Prior Term A Facility”) and (ii) a new five-year secured revolving credit facility in an aggregate principal amount of up to $1.5 billion (the “New Revolving Facility” and, together with the New A-2 Term Facility, the “New Facilities”) to refinance amounts outstanding under the Company’s prior $1.5 billion secured revolving credit facility maturing in April 2028 (the “Prior Revolving Facility”).

Pursuant to the Eighth Amendment, borrowings under the New Facilities bear interest, at the Company’s option, based on (a) for loans denominated in U.S. Dollars, (i) the Base Rate (as defined below) plus the Applicable Margin (as defined below), or (ii) the forward-looking term rate based on the secured overnight financing rate that is published by CME Group Benchmark Administration Limited (“Term SOFR”), plus the Applicable Margin; (b) for loans denominated in Euros, the Eurocurrency Rate (as defined below); or (c) for loans denominated in pounds sterling, the Daily Simple RFR (as defined below). The “Base Rate” is defined as the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 50 basis points, (ii) the prime commercial lending rate of JPMorgan as established from time to time and (iii) the Term SOFR for an interest period of one month plus 100 basis points; provided that if the Base Rate is negative it shall be deemed to be zero. The “Applicable Margin” for the New Facilities is initially 150 basis points, in the case of loans based upon the Term SOFR, EURIBOR (as defined below) or Daily Simple SONIA (as defined below), and 50 basis points in the case of Base Rate loans; provided that after the date on which the Company shall have delivered financial statements for the fiscal quarter ending March 31, 2026, the Applicable Margin with respect to the New Facilities will be at a rate between 0.00% and 1.75% based on a leverage ratio based grid. The “Eurocurrency Rate” is defined as the Euro Interbank Offered Rate (“EURIBOR”), plus the Applicable Margin. The “Daily Simple RFR” is defined as the daily Sterling Overnight Index Average with a 5 London banking day lookback (“Daily Simple SONIA”), plus the Applicable Margin.

Undrawn amounts under the New Revolving Facility accrue a commitment fee (i) initially, at a per annum rate of 0.20% and (ii) after the delivery of the financial statements for the fiscal quarter ending March 31, 2026, at a per annum rate between 0.10% and 0.25%, based on a leverage ratio based grid.

The New A-2 Term Facility amortizes on a quarterly basis beginning March 31, 2026 at a rate of (i) 2.5% per annum during the first two years following the date of effectiveness of the Eighth Amendment (the “Eighth Amendment Effective Date”) and (ii) 5.0% per annum during the third, fourth and fifth years following the Eighth Amendment Effective Date, with the balance to be paid on the stated maturity date of the New A-2 Term Facility.

Proceeds of the New Facilities have been or will be used (i) to finance the repayment of all outstanding amounts under the Company’s Prior Term A Facility and Prior Revolving Facility, (ii) for the payment of fees, commissions and expenses in connection with each of the foregoing and the Eighth Amendment itself and (iii) for working capital and general corporate purposes (which may include, without limitation, stock repurchases, acquisitions and investments).

The Company and its affiliates may from time to time engage certain of the lenders under the Credit Agreement to provide other banking, investment banking and financial services.

The foregoing description of the Eighth Amendment is qualified in its entirety by reference to the complete terms and conditions of the Eighth Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Eighth Amendment has been incorporated by reference herein to provide stockholders with information regarding its terms. It is not intended to provide any other information about the Company or the Company’s subsidiaries that are guarantors thereunder, or other subsidiaries and affiliates of the Company. For example, the Eighth Amendment contains representations and warranties that were made solely for the benefit of the other parties to the Eighth Amendment and should not be relied upon as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Eighth Amendment, dated as of November 24, 2025, to that certain Credit Agreement, dated as of August 12, 2019, by and among DaVita Inc., certain subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swingline lender (including a conformed copy of the Credit Agreement, reflecting all amendments through the Eighth Amendment, attached as Annex A thereto).
104.0	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: November 25, 2025	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Financial Officer and Treasurer